                                                                   EXHIBIT 4.7

                          [Form of face of Global Bond
              for 8.842% Series B-1 Senior Secured Bonds Due 2015]

                          NRG NORTHEAST GENERATING LLC
                 8.842% SERIES B-1 SENIOR SECURED BOND DUE 2015

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.


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
No.                                                                    [CUSIP] [CINS] [ISIN] NUMBER
                                                                                   [   ]

Principal Amount                          Final Scheduled Payment Date              Issue Date
----------------                          ----------------------------              ----------
[___________]                                  June 15, 2015                        [_______________], 2000

         REGISTERED HOLDER:                            [_________________]

         PRINCIPAL AMOUNT:                             [_________________] Dollars

         INTEREST RATE:                                8.842%

NRG NORTHEAST GENERATING LLC, a Delaware limited liability company (hereinafter called the "Company", which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to [________________], or its registered assigns, the outstanding Principal Amount hereof after subtracting the aggregate principal amount of any definitive Bonds issued in exchange for a portion or portions hereof, such payment to be made in semiannual installments on June 15 and December 15 of each year (commencing June 15, 2007) and ending on the final Scheduled Payment Date set forth above, each such installment to be in the amount and payable on the date set forth on Annex A attached hereto (provided that the portion of the w remaining unpaid on the final Scheduled Payment Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the final Scheduled Payment Date), and to pay interest on the unpaid portion of the Principal Amount at the interest rate set forth above from the most recent Scheduled Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the last interest payment made on the Series B Senior Secured Bonds Due 2015 (as defined in the First Supplemental Indenture) occurring prior to the issue date set forth above or, if no interest has been paid or duly provided for on the Series B Senior Secured Bonds Due 2015, from February 22, 2000 semiannually on June 15 and December 15 in each year commencing June 15, 2000 (provided, if the issue date is on or after a Regular Record Date and prior to the related Scheduled Payment Date, the Company shall pay interest from the Scheduled Payment Date immediately succeeding the issue date semiannually on June 15 and December 15 in each year commencing June 15, 2000) until the Principal Amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the interest rate set forth above. The principal and interest so payable, and punctually paid or duly provided for, at any Scheduled Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be June 1 or December 1, as the case may be (whether or not a Business Day), next preceding such Scheduled Payment Date. Any such principal and interest that is payable, but is not so punctually paid or duly provided for at any Scheduled Payment Date, shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more






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Predecessor Bonds) is registered at the close of business on a Special Record
Date for the payment of such defaulted principal and interest (together with any other amounts payable with respect to such principal and interest), to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. This being a Global Bond (as that term is defined in the Indenture) deposited with DTC acting as depository, and registered in the name of Cede & Co. a nominee of DTC, Cede & Co., as holder of record of this Bond shall be entitled to receive payment of principal and interest, other than principal and interest due at the final Scheduled Payment Date, by wire transfer of immediately available funds. Payment of the final installment of principal payable with respect to this Bond shall be made as provided in Section 8.5 of the Indenture (in the event this Bond is redeemed) or shall be made upon presentation and surrender of this Bond at the Place of Payment. All payments in respect of this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

                  Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day and if such payment is timely made, no interest shall accrue for the period from and after the day on which such payment was due. Interest payments for this Bond will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

                  Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                      NRG NORTHEAST GENERATING LLC

                                      By
                                        ---------------------------
                                       Name:
                                       Title:

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



                          CERTIFICATE OF AUTHENTICATION



                  This Bond is one of the Bonds referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee

By:
   --------------------------------
   Authorized Signatory



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                       [Form of reverse of Global Bond for
                8.842% Series B-1 Senior Secured Bonds Due 2015]

                          NRG NORTHEAST GENERATING LLC
                 8.842% SERIES B-1 SENIOR SECURED BOND DUE 2015

                  This bond is one of an authorized issue of Bonds of the Company known as its 8.842% Series B-1 Senior Secured Bonds Due 2015 (the "Bonds"). The Bonds are issued under the Indenture dated as of February 22, 2000 (the "Original Indenture") among the Company, the Guarantors party thereto and The Chase Manhattan Bank, a New York banking corporation, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), as supplemented by the First Supplemental Indenture dated as of February 22, 2000 (the "First Supplemental Indenture") among the Company, the Guarantors party thereto and the Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

                  All Bonds of any series issued and Outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of rights, duties and immunities thereunder of the Holders and of the Trustee and the Company in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

                  The principal of and interest on, this Bond are (i) guaranteed by the Guarantors and (ii) secured by assets subject to the Lien of the Collateral Documents, and all payments of principal and interest shall be made in accordance with the terms of the Indenture. Each Holder, by acceptance of this Bond, hereby acknowledges and agrees that (a) subject to the terms of
Section 10.2 of the Original Indenture, it will look solely to the assets of the Company, the other Collateral purported to be covered under the Collateral Documents and the income and proceeds received by the Trustee therefrom to the extent available for distribution to such Holder as herein provided or provided in the Collateral Documents, (b) none of the Members, or any of their respective past, present or future members, officers, partners, directors or shareholders or other Related Persons, or the Trustee shall be personally or otherwise liable to any Holder, nor shall the Members, nor any of their respective past, present or future members, officers, partners, directors or shareholders or other Related Persons, be personally or otherwise liable to the Trustee for any amounts payable under any Bond or for any liability under the Indenture or any other Transaction Document, except as provided in the Original Indenture and (c) recourse for any such amounts payable shall be otherwise limited in accordance with Section 2.14 and Section 17.1 of the Original Indenture.

                  The obligations of the Company to pay the principal of and interest on the Bonds when due as herein prescribed are absolute and unconditional and no provision of this Bond or the Indenture shall alter or impair such obligations.




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                  The Bonds are subject to a Security Agreement dated as of
February 22, 2000 pursuant to which the rights of the Secured Parties (including the Holders and the Trustee) in respect of the Collateral will be shared among the Secured Parties and will be exercised by the Collateral Agent in accordance with the Security Agreement.

                  The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange herefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

                  This Bond is one of the series designated on the face hereof, limited to $130,000,000 in aggregate principal amount as provided in the First Supplemental Indenture.

                  This Bond and all Bonds issued or to be issued in series created under the First Supplemental Indenture are (i) redeemable at the option of the Company in accordance with Section 8.2 of the Indenture, on not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof plus unpaid and accrued interest plus the Make-Whole Premium and (ii) not subject to any sinking fund.

                  The Bonds are, under certain conditions, subject to mandatory redemption as set forth in Section 8.3 of the Indenture. Notice of any redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

                  Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

                  The Indenture contains provisions for, upon compliance by the Company with certain conditions set forth in the Indenture, the defeasance of
(a) the entire indebtedness of this Bond and (b) certain restrictive covenants and agreements.

                  The unpaid portion of the Principal Amount, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and continuation of any Event of Default, but only as provided in the Indenture.



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                  The Bonds are issuable only as registered Bonds without
coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in, and subject to the provisions of, the Indenture, Bonds are exchangeable at the option of the Holder thereof for other Bonds of the same series, of authorized denomination and of like tenor, maturity, interest rate and aggregate principal amount, to be registered in the name of such Holder, upon surrender thereof by such Holder at any office or agency maintained for such purpose pursuant to the Indenture.

                  No service charge will be required of any Holder participating in any such transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The person in whose name this Bond is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

                  Bonds actually known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Company, the Guarantors, or an Affiliate of any of the foregoing shall not be entitled to share in any payment or distribution provided for in Article 10 of the Indenture until all Bonds held by other Persons have been indefeasibly paid in full.

                  THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF TO THE EXTENT THE APPLICATION OF SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.


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



                                  ABBREVIATIONS

                  The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM     --    as tenants in common
         TEN ENT     --    as tenants by the entireties
         JT TEN      --    as joint tenants with right of
                           survivorship and not as tenants in
                           common


                           UNIF GIFT MIN ACT
                                            ----------------------------------
                                                   (Cust) (Minor)


                                            under Uniform Gift to Minors Act

                                            ----------------------------------
                                                      (State)

                Additional abbreviations may also be used though
                             not in the above list


                              -------------------



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                  FOR VALUE-RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

Social Security Number or Other
Identifying Number of Assignee
                              ------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                        including zip code of Assignee)



the within Security and all rights thereunder, hereby irrevocably constituting and appointing _____ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------------------

                                                 ------------------------------
                                                 NAME:

NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


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                                                                     ANNEX A TO
                                 8.842% SERIES B-1 SENIOR SECURED BOND DUE 2015


                  The following table sets forth the date of each semiannual installment of the aggregate principal to be paid on all Bonds of this series on each such date:

                                                                                         PRINCIPAL
                                                                                            AMOUNT
                           PRINCIPAL                                                       PAYABLE
                             PAYMENT                                                     ON SERIES
                               DATES                                                       B BONDS
                               -----                                                       -------
                       June 15, 2007                                                   $16,500,000

                   December 15, 2007                                                    16,500,000

                       June 15, 2008                                                    17,000,000

                   December 15, 2008                                                    17,000,000

                       June 15, 2009                                                    19,000,000

                   December 15, 2009                                                    19,000,000

                       June 15, 2010                                                     2,000,000

                   December 15, 2010                                                     2,000,000

                       June 15, 2011                                                     2,000,000

                   December 15, 2011                                                     2,000,000

                       June 15, 2012                                                     2,000,000

                   December 15, 2012                                                     2,000,000

                       June 15, 2013                                                     2,500,000

                   December 15, 2013                                                     2,500,000

                       June 15, 2014                                                     2,500,000

                   December 15, 2014                                                     2,500,000

                       June 15, 2015                                                     3,000,000

                               TOTAL                                                  $130,000,000

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                                                                     ANNEX B TO
                                 8.842% SERIES B-1 SENIOR SECURED BOND DUE 2015

        Exchanges of portions of this Global Bond for definitive Bonds:


====================================================================================================================
                         Principal Amount of Definitive
Date                     Securities Issued in Exchange for a   Remaining Principal Amount     Notation made by
                         Portion of this Global Security       of this Global Security
--------------------------------------------------------------------------------------------------------------------

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====================================================================================================================


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